VOTING AGREEMENT

                  Agreement dated as of May 7, 1996 among the parties signatory hereto (the "Participants").

                  Concurrently with the execution hereof, Concord Camera Corp., a New Jersey corporation (the "Company"), has entered into agreements ("Purchase Agreements") with each of the Participants, pursuant to which the Company has issued to each of the Participants shares of the Company's Common Stock ("Common Stock") and agreed, upon the occurrence of certain events, to issue to the Participants additional shares of Common Stock.

                  The Participants desire to provide for coordinated voting of such Common Stock.

                  NOW, THEREFORE, in consideration of the foregoing and the premises and mutual covenants hereinafter contained, the Participants hereby agree as follows:

                  1. Each of the Participants shall, at all times hereafter, for all matters in which shares of Common Stock are voted (or consent is given with respect to such shares), vote all of the Shares (as hereinafter defined) owned beneficially or of record by such Participant (or by members of such Participant's immediate family or trusts for the benefit thereof) or consent with respect to all of such Shares, as the case may be, as the Participants holding a majority of all of the Shares may determine in their sole discretion.

As used herein, the term "Shares" means all of the shares of Common Stock acquired by the Participants, whether concurrently herewith or at any time hereafter, pursuant to the Purchase Agreements; provided, that such shares shall cease to constitute "Shares" at such time as they are no longer held beneficially or of record by the Participants, their estates, members of their immediate families or trusts for the benefit of any members of their immediate families.

                  2. To effect the foregoing, (i) each of the Participants is delivering to Ira B. Lampert ("Lampert") an irrevocable proxy in the form attached hereto, and (ii) each of the Participants agrees that prior to any transfer by such Participant of Shares to any member of his immediate family or trusts for the benefit of any thereof, such Participant shall cause the transferee (A) to agree in writing with Lampert to be bound by the provisions of this Agreement with the same force and effect as if such transferee were an original party hereto and (B) in furtherance of and without limitation of the foregoing, to execute and deliver to Lampert an irrevocable proxy in the form attached hereto. Each proxy granted by any Participant or transferee pursuant to this Section 2 shall be deemed to be coupled with an interest in favor of Lampert and his substitutes and, as such, shall be irrevocable and shall survive the death, bankruptcy, incompetency or dissolution of such Participant or transferee.


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VOTING AGREEMENT NOVEMBER 7, 1995
                                        1

                  3. Any certificate representing the Shares shall be legended substantially as follows:

           "The shares represented by this certificate are subject to a certain voting agreement dated as of August 31, 1995, and an irrevocable proxy, a copy of each of which is on file at the principal office of the Company. The holder of this certificate, by his acceptance hereof, agrees to be bound by all the terms of such agreement, as the same is in effect from time to time."

                  4. The legend provided for in Section 3 shall be removed from any certificate at such time as the shares represented thereby no longer constitute Shares under Section 1.

                  5. The parties acknowledge that, by virtue of this Agreement, they have formed a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. In that connection, each of the Participants shall provide to Lampert such information, cooperation and other assistance as he may require so as to enable him to make, on behalf of such group, any and all filings on
Schedule 13D required to be made by such group with the Securities and Exchange Commission (including all necessary amendments). Each such Participant shall timely execute such filings if and to the extent required. Each of the Participants shall immediately inform Lampert of any sale or other disposition of Shares by such Participant or any other information of the nature requiring it to be disclosed in any such Schedule 13D.

                  6. Each of the Participants shall hereafter, at the reasonable request of Lampert, execute and deliver such other instruments and agreements, and do such further acts and things, as may be necessary or expedient to carry out the provisions of this Agreement.

                  7. Lampert reserves the right in his sole discretion at any time hereafter to terminate this Agreement and all irrevocable proxies granted to him hereunder.

                  8. This Agreement shall be binding on the parties hereto and their respective personal representatives, heirs, successors and assigns.



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VOTING AGREEMENT NOVEMBER 7, 1995
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



                  9.  This   Agreement   shall  be  governed  and  construed  in
accordance with the laws of the State of New Jersey without regard to the conflicts of law principles thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Name:    Ira B. Lampert                      Name:     Steve Jackel


         ----------------------------        -----------------------------
             Signature                                 Signature


         Name: Eli Shoer                     Name:     Gary M. Simon


         ----------------------------        -----------------------------
             Signature                                 Signature


         Name: George Erfurt                 Name:     Arthur Zawodny


         ----------------------------        -----------------------------
                  Signature                            Signature


         Name: Lawrence Pesin                Name:     Brian King


          /s/ Lawrence Pesin                   /s/ Brian King
                  Signature                            Signature



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VOTING AGREEMENT NOVEMBER 7, 1995
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



                                IRREVOCABLE PROXY

                  Pursuant to a certain Voting Agreement dated as of the date hereof among Ira B. Lampert and certain other signatories thereto, the undersigned hereby irrevocably appoints Ira B. Lampert, or his nominee ("Lampert"), with full power of substitution, as proxy for the undersigned, and hereby authorizes Lampert to vote the shares of Common Stock of CONCORD CAMERA CORP. (the "Company") registered in the name of the undersigned specified below, at any meeting of the stockholders of the Company, and to execute a consent with respect to such shares, as to any and all matters upon which action is to be taken or consent is to be given by the stockholders of the Company, in such manner as may be determined from time to time by the holders of a majority of the shares of Common Stock of the Company governed by such Voting Agreement (it being understood that the certification by Mr. Lampert as to the determination of such holders shall be conclusive evidence of the determination thereof for all purposes hereunder).

                  This Irrevocable Proxy shall be deemed to be coupled with an interest in favor of Lampert and, as such, shall be irrevocable and shall survive the death, bankruptcy, incompetency or dissolution of the undersigned.

Dated: May 7, 1996

SHARES OF COMMON STOCK                    Name: Brian King
COVERED BY THIS
IRREVOCABLE PROXY:                        /s/ Brian King
                                          Signature
      27,500
                                          Address: 7 Green Street    Apt. 14B
                                          Metuchen, New Jersey 08840

                                          Home Telephone: (908)

                                          Business Telephone: (908) 499-8280


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VOTING AGREEMENT NOVEMBER 7, 1995

                                IRREVOCABLE PROXY

                  Pursuant to a certain Voting Agreement dated as of the date hereof among Ira B. Lampert and certain other signatories thereto, the undersigned hereby irrevocably appoints Ira B. Lampert, or his nominee ("Lampert"), with full power of substitution, as proxy for the undersigned, and hereby authorizes Lampert to vote the shares of Common Stock of CONCORD CAMERA CORP. (the "Company") registered in the name of the undersigned specified below, at any meeting of the stockholders of the Company, and to execute a consent with respect to such shares, as to any and all matters upon which action is to be taken or consent is to be given by the stockholders of the Company, in such manner as may be determined from time to time by the holders of a majority of the shares of Common Stock of the Company governed by such Voting Agreement (it being understood that the certification by Mr. Lampert as to the determination of such holders shall be conclusive evidence of the determination thereof for all purposes hereunder).

                  This Irrevocable Proxy shall be deemed to be coupled with an interest in favor of Lampert and, as such, shall be irrevocable and shall survive the death, bankruptcy, incompetency or dissolution of the undersigned.

Dated: May 7, 1996

SHARES OF COMMON STOCK                     Name: Lawrence Pesin
COVERED BY THIS
IRREVOCABLE PROXY:                         /s/ Lawrence Pesin
                                                Signature
      27,500
                                           Address: 700 Astri Terrace
                                           Valley Cottage, New York 10989

                                           Home Telephone: (914) 353-8674

                                           Business Telephone: (908) 499-8280


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VOTING AGREEMENT NOVEMBER 7, 1995